Exhibit 10.24

MACK FINANCIAL SERVICES	Credit Sales Contract (Security Agreement)

Customer Name: STINGRAY LOGISTICS LLC	Customer No.: 7630970	Dated as of: 9/25/2013

Description of Equipment Purchased and Financed (The “Equipment”)

Year	Make	Model	VIN/Serial Number*	Attachment/Body
2013	Mack	CXU613	1M1AW07Y7DM035552
2013	Mack	CXU613	1M1AW07Y3DM031188
2013	Mack	CXU613	1M1AW07YIDM031187
2013	Heil Co.	Aluminum Trailer	5HTSN4222E7T93090
2013	Heil Co.	Aluminum Trailer	5HTSN4226E7T93089

*	Last 4 numeric characters of serial number for construction equipment. Additional Equipment listed in Exhibit A-1.

Address where Equipment will be located:	Total Trade Value: 0.00
14313 N. May, OKLAHOMA CITY, OK 73134	Total Trade Liens: 0.00

Trade in Description:

1.	Equipment Cash Sales Price	606,422.32

2.	Net Trade-in Allowance (Net Value — Total Liens)	0.00

3.	Subtotal (1-2)		606,422.32

4.	Sales Tax	0.00
5.	Federal Excise Tax (% of 1)	0.00
6	Financed Insurance	0.00
7.	Guaranteed Auto Protection (GAP) and/or Debt Waiver	0.00
8.	Origination Fees	645.00
9.	Registration/Title Fees	0.00
10.	Other Charges:
	Other	0.00
	Applied Funds	-0.00
	FL Doc Stamp	0.00
	TN Record Tax	0.00
11.	Total itemized Charges	(4 through 10)	645.00
12.	Cash Down Payment		120,000.00

13.	Amount Financed	(3+11-12)	487,067.32

14.	Finance Charge		53,991.56

15.	Total Obligation	(13+14)	541,058.88

Buyer agrees to pay the “Total Obligation” (Item 15) in accordance with the following schedule (and any additional page(s) of schedule attached or see Payment Addendum for irregular payments):

No. of Installments	Start/Due Date	Payment Amt.	Total
48	10/25/2013	$11,272.06	541,058.88

6. Financed Insurance. If a dollar amount is shown in Item 6, Buyer has elected to finance certain insurance policies through this Credit Sales Contract (the “Contract”). The terms of the insurance policies are contained in separate agreements) and Buyer agrees that such agreements are not part of this Contract

Complete for Non-Titled Equipment Only

Delivery and Acceptance

On                      (the “Date of Acceptance”), each item of Equipment listed was delivered to Buyer and Buyer acknowledges its receipt and irrevocable acceptance of each item of Equipment. Buyer represents to Lender that Buyer has: accepted delivery of and inspected each item of Equipment; determined that each item of Equipment contains all of the major components and accessories as agreed; each item of Equipment is in good working order and condition; and that each item of Equipment is fit for immediate and continued and conforms to Buyer’s requirements without exception, if no Date of Acceptance is indicated, the Buyer agrees the date of this Contract is the Date of Acceptance.

Seller: Enid Mack Sales Inc		Buyer: STINGRAY LOGISTICS LLC		Co-Buyer (if applicable):

X	/s/ Matt Erast	X	/s/ Paul K. Heerwager	X

Signature	Signature	Signature

F&I Manager Title	Paul K. Heerwager Printed Name and Title(s)	Printed Name and Title(s)

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Buyer(s) Name & Address:

Legal Name(s): STINGRAY LOGISTICS LLC

Street Address (Place of Business): 14313 N. May,

OKLAHOMA CITY, OK, 73134

Mailing Address: 14313 N. May,

OKLAHOMA CITY, OK, 73134

State of Formation: OK or State of Residence: OK

Telephone: 405-848-8807 Fax: Federal ID # or SSN #: 45-1105483 Co-Buyer: County: OKLAHOMA

NOTICE TO BUYER: 1. Liability insurance coverage for bodily Injury and property damage is not included in this Contract. 2. Do not sign this Contract before reading or if the Contract is not complete. 3. You are entitled to an exact and completely filled-in copy of the Contract you sign. 4. Keep this Contract to protect your legal rights. See the following pages for additional terms.

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Seller’s Name & Address:

Name: Enid Mack Sales Inc                      Telephone; 5802340043 Seller Code: F247

Street Address (Place of Business): 5913 E. Owen K. Garriott ENID OK 73701

Mailing Address: 5913 E. Owen K. Garriott ENID OK 73701

Terms of Credit Sales Contract.

Credit Sale: The above signed buyer (the “Buyer,” and if more than one, jointly and severally, the “Buyer”) has chosen to purchase and hereby purchases on credit the Equipment from the above seller (the “Seller”) and agrees to pay in full the Total Obligation set forth in Item 15 above. In addition to the Total Obligation, Buyer agrees to pay all other amounts owed to Seller under this Contract (collectively, the “Indebtedness”) when due.

Security Interest: In order to secure payment of the Indebtedness and all other debts and obligations at any time owing from Buyer to Seller and its affiliates. Buyer hereby grants to Seller and its affiliates a security interest in and to the Equipment, together with all present and future attachments, accessions, replacements, parts, repairs, additions, substitutions, chattel paper, and proceeds, including amounts payable under any insurance policies (the “Collateral”). Buyer agrees that a photocopy or other reproduction of this Contract or of any financing statement may be filed as a financing statement.

Assignment and Waiver of Defenses: Buyer acknowledges receipt of notice that Seller is assigning this Contract immediately upon execution to Mack Financial Services, a division of VFS US LLC whose primary place of business is located in North Carolina (it and its affiliates being “Lender”) and that: (a) Lender has all of Seller’s rights and remedies, and all of Buyer’s agreements, representations, and warranties shall be deemed to have been made to Lender as if Lender were a party to this Contract; (b) Seller is not Lender’s agent for any purposes; (c) Seller does not have any power or authority to modify any term of this Contract; (d) Buyer will not assert any claims or defenses Buyer may have against Seller or any other party and will settle all claims, defenses, set-offs, and counterclaims it may have against Seller or the manufacturer of the Equipment (the “Manufacturer”), including, but not limited to, defects in the Equipment, directly and solely with Seller or the Manufacturer; (e) Lender may compensate Seller in excess of the Amount Financed in exchange for assignment of this Contract; (f) Lender’s decision to purchase this Contract from Seller relies, in part, upon the warranties and agreements made by Buyer; (g) all references to “Seller” in this Agreement (other than for purposes of section (d) of this paragraph and the Seller’s obligation to sell the Equipment to Buyer) shall be deemed to refer to Lender and its successors and assigns; and (h) Lender may from time to time assign or transfer its rights and/or delegate its obligations under this Contract in whole or in part and without notice to or the consent the Buyer.

No Warranties: THERE ARE NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE MADE BY THE MANUFACTURER OF THE COLLATERAL. Buyer acknowledges that it is not relying on any representations from Seller (or any other party) relating to financing made under this Contract.

Buyer’s Representations: Buyer warrants and represents that: (a) Buyer is indebted for the Total Obligation shown in item 15; (b) except for the security interest granted to Seller, the Equipment will remain free from all liens and security interests; (c) all information supplied by Buyer in any financial or credit, statement to Seller is and will be complete and correct and Buyer consents to the ongoing review of Buyer’s credit reports during the term of this Contract; (d) the Equipment is to be used only for business purposes; (e) Buyer has authority to enter into this Contract and in so doing it is not violating any law, regulation, or agreement and has taken all necessary actions to make this Contract binding and enforceable against Buyer; (f) any Equipment traded in is owned by Buyer and free of all security interests and liens except as stated; and (g) if Buyer is an individual, Buyer’s legal name set forth above is identical to the name appearing on Buyer’s most recent, unexpired driver’s license issued by the state of his/her principal residence.

Buyer’s Agreements: Buyer agrees: (a) to defend at its own cost any action, proceeding, or claim affecting the Equipment; (b) to maintain the Equipment in good operating condition, repair, and appearance, all in conformity with all governmental regulations, insurance policies, and Manufacturer’s warranties; (c) to promptly pay all taxes, assessment, license fees, and other public or private charges when levied against the Equipment or this Contract; (d) to obtain a certificate of title and/or, if applicable, a UCC financing statement, on each item of the Equipment showing Lender’s first priority security interest and to preserve and perfect that security interest; (e) to not misuse, secrete, sell, rent, lend, encumber, or transfer any of the Equipment nor permit it to be operated by or be in the possession of any other party; (f) that Lender may enter any premises at any reasonable times to inspect the Equipment; (g) to not assign or encumber any of its rights or obligations under this Contract; (h) to provide Lender with quarterly and annual financial statements within 30 and 90 days, respectively, of the end of the applicable period; (i) to reimburse Lender immediately after written notice for any expenses incurred by Lender to perform any

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of the obligations of Buyer; (j) to use or permit the use of each item of Equipment only in the United States (or in Canada for not more than 60 days during any rolling 12 calendar month period to be determined individually for each item of Equipment) in the ordinary course of its business and in compliance with all applicable laws and regulations and insurance policies, (k) that the Equipment will not be used to transport, dig, load, or haul environmentally hazardous materials, contaminants, or waste products; and (l) if Buyer is an individual, Buyer will provide Lender with written notice within 30 days of any change in Buyer’s full legal name as shown on any licenses issued by the slate of his/her principal residence subsequent to the date of this Contract.

Insurance and Risk of Loss: All risk of loss, damage or destruction of the Equipment will at all times be on Buyer. Buyer agrees to maintain, at Buyer’s expense: (a) property insurance, or other insurance acceptable to Lender, protecting the Equipment from loss or damage by fire, theft and other customary risks for the greater of the Equipment’s replacement cost or the Indebtedness with a deductible not to exceed $2,500 per item of Equipment, naming Lender as a loss payee on a “Lender’s Loss Payable” endorsement; and (b) liability insurance in an amount not less than $1,000,000 per occurrence (collectively “Required Insurance”). Buyer must provide Lender satisfactory written evidence of Required Insurance within thirty (30) days of the commencement date of this agreement, the cancellation or expiration of such Required Insurance, or of any subsequent written request from Lender. If Buyer does not do so, Lender may obtain insurance from an insurer of Lender’s choosing in such forms and amounts as Lender deems reasonable to protect Lender’s interests (collectively, “Lender’s Insurance”). Lender’s Insurance will cover the Equipment and the Lender; it will not name Buyer as an insured and may not cover all of the Buyer’s interest in the Equipment. Buyer agrees to pay Lender periodic charges for Lender’s Insurance (collectively, “Insurance Charges”) that include: a premium that may be higher than if the Buyer maintained the Required Insurance separately; a finance charge of up to 1.5% per month on any advances made by Lender or Lender’s agents; and commissions, and billing and origination fees; any or all of which may generate a profit to Lender and Lenders agents. If Buyer fails to provide satisfactory evidence of Required Insurance by the due date, Lender may pay Insurance Charges by debiting Buyer’s account under any previously authorized automatic payment. Lender shall discontinue billing or debiting Insurance Charges upon receipt of satisfactory evidence of Required Insurance. Buyer shall immediately notify Lender of any loss or damage to Equipment which makes any item of Equipment unfit for continued or repairable use. Buyer hereby irrevocably appoints Lender as Buyer’s attorney-in-fact to execute and endorse all checks or drafts in Buyer’s name to collect under any insurance covering Equipment. Lender may apply insurance proceeds to the indebtedness or any other obligation of Buyer to Lender as Lender deems appropriate.

Duty to Pay: Any warranty, service contract, Insurance policy, or other service financed through this Contract is separate and Independent of this Contract and is the sole obligation of the issuer of such warranty, service contract, insurance policy, or other service. Buyer shall pay each Installment on time regardless of any claimed defect in the Equipment or any other entity’s breach of any warranty, service contract, or insurance policy. Each Installment is due monthly without notice beginning on the “Start/Due Date” and continuing on the same day of each month thereafter.

Late Charge and Check Charge: A late charge of 5% of any overdue amount on any Installment will be charged for each Installment not received in full in immediately good funds within fifteen (15) days of its due date. All other indebtedness due from Buyer to Lender not paid by its respective due date and, upon the occurrence of an Event of Default, the entire unpaid balance of the Total Obligation, will bear interest at the rate of 18% per annum or such lesser rate as required under applicable law. All payments may at the option of the Lender be applied first to late charges, then to other charges, then to accrued and unpaid finance charges, and last to the unpaid balance of any amount financed. Buyer shall be responsible for and pay to Lender a returned check fee, not to exceed the maximum permitted by applicable law, which fee will be equal to the sum of (i) the actual bank charges Incurred by Lender, plus (ii) all other actual costs and expenses incurred by Lender, The returned check fee is payable upon demand as Indebtedness under this Contract.

Events of Default: Each of the following is an “Event of Default” under this Contract: (a) Buyer fails to pay any Installment to Lender in full when due or fails to make any other payment of the Indebtedness or any other amount due under any other agreement with Lender; (b) Buyer breaches any provision, representation, or warranty of this Contract or any other contract held by, or agreement with Lender, (c) any of the Equipment is lost, severely damaged, destroyed, or seized, (d) Buyer or any guarantor dies, becomes insolvent, ceases to do business in the ordinary course, or has a material adverse change in its management, ownership, or control; (e) a petition in bankruptcy is filed by or against Buyer or any guarantor; (f) Buyer admits its inability to pay its debts as they come due or a receiver is appointed for Buyer or any guarantor (g) any guarantor for Buyer defaults in any obligation or liability to Lender. Whenever an Event of Default exists under this Contract or any other agreement held by Lender or any affiliate, all debts and contracts, if Lender so elects, will become immediately due and payable.

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Remedies: Upon the occurrence of an Event of Default and in addition to all other rights and remedies available under applicable law, Lender may (i) declare this Contract to be in default; (ii) at its option, declare all of the Indebtedness and other debts secured by this Contract immediately due and payable; (iii) without notice, demand, or legal process, take possession of the Collateral wherever located and, for this purpose, may enter upon the property occupied or under the control of Buyer; (iv) require Buyer to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (v) at the expense of Buyer, make repairs to the Equipment deemed necessary by Lender; and (vi) with or without obtaining possession of the Collateral or any part thereof, sell the same at a public or private sale(s) in (he wholesale or retail market, with or without notice to the Buyer. Lender may also advertise and sell repossessed Collateral through internet websites through which equipment similar to the Collateral sold and such disposition shall be deemed in conformity with reasonable commercial practice among dealers of the type of property that was the subject of the disposition. The proceeds of any sale(s), after deducting all expenses and costs (including reasonable attorneys’ fees and expenses), shall be applied to the Indebtedness or any other indebtedness of Buyer to Lender and any surplus remaining shall be paid to Buyer or to any other party who may be legally entitled to such surplus. At any sale or disposition, and as permitted by law, Lender may purchase any or all of the Collateral and/or accept a trade of property for all or any portion of the purchase price. Lender shall have all of the rights and remedies afforded a secured party under the Uniform Commercial Code as adopted in the State of North Carolina. Buyer agrees that it is liable for and will promptly pay any deficiency resulting from any disposition of Collateral after default. All rights and remedies are cumulative, not alternative, and shall inure to the benefit of Lender and its successors and assigns. No liability shall be asserted or enforced against Lender under this Section except for Lenders intentional wrongful acts. Lender may, in its sole discretion, waive an Event of Default or allow a cure of an Event of Default. Any waiver will not constitute a waiver of any other Event of Default.

Prepayment: Buyer may prepay the Total Obligation, in whole or in part, on any Installment Due Date by (i) giving Lender at least thirty (30) days’ prior written notice of such prepayment, and (ii) paying to Lender a prepayment premium equal to 0% of the amount of the unpaid balance of the Total Obligation being prepaid (minus unearned Finance Charges) and (iii) paying to Lender the amount of the unpaid balance of the Amount Financed being prepaid on such installment Due Date, the installment due on such Installment Due Date, and all other amounts of the indebtedness then due and remaining unpaid under this Contract. In the event of a default and collection of any amounts subsequent to default, whether or not a payment default has been declared by written notice to Buyer, Buyer shall also be liable for the prepayment fee and unpaid balance as described above.

Consents and Waivers: To the extent permitted under applicable law. Buyer expressly consents to and authorizes a court with jurisdiction to issue, without notice, such orders as may be necessary to enforce the terms of this Contract, granting to Lender such powers as Lender shall need to enforce this Contract. Any such court is directed to not require a bond of Lender, the parties agreeing that time is of the essence to protect Lender. To the extent permitted under applicable law. Buyer expressly waives any notice of sale or other disposition of the Collateral. notice of exercise of any other right or remedy by Lender and any other right to notice after an Event of Default; and that to the extent that such notices cannot be waived, notices shall be in writing, given to Buyer at the address set forth (or to such other address as provided in writing by Buyer) by registered or certified mail at least ten (10) days before the date of sale and shall be deemed reasonable and to fully satisfy the requirement for the giving of notice to Buyer.

Governing Law: This Contract is effective only when accepted by Lender at its principal place of business in North Carolina and shall be governed by and construed in accordance with the internal laws of the State of North Carolina without regard to principles of conflict of laws.

Payments Not to Violate Law: Nothing in this agreement shall be construed or so operate as to require Buyer to pay a finance charge at a rate greater than it is now lawful in such case to contract for under applicable law, or to make any payment or to do any act contrary to applicable law, and Lender shall reimburse Buyer for any finance charge paid in excess of the highest rate allowed by applicable law or any other payment which may inadvertently be required by Lender to be paid contrary to applicable law; and if any clauses or provisions herein contained operate or would prospectively operate to invalidate this Contract, in whole or in part, then such clauses and provisions only shall be invalid to the minimum extent required by law, and the remainder of this Contract shall remain in full force and effect.

Location of Buyer: If Buyer is (i) a corporation, limited liability company, limited partnership, or other registered organization, its state of organization is in the state set forth above; (ii) an individual, his/her principal place of residence is at the address set forth above; (iii) an organization, its place of business, or if it has more than one place of business, its chief executive office, is located at the address set forth above Buyer agrees not to change its principal place of business or residence (if an individual), state of organization, or legal name without thirty (30) days prior written notice to Lender.

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Miscellaneous: To the extent permitted under applicable law, Buyer waives all exemptions, acceptances, presentment, demand for payment, notice of non-payment, protest, notice of protest, notice of dishonor, and all notices in connection with this Contract, filing of suit, and diligence in collecting the Indebtedness or enforcing any provision of this Contract, To the extent any provision of this Contract shall be determined unenforceable under applicable law, such provisions shall be revised to the minimum extent necessary to make such provision enforceable and all of the other provisions shall be enforceable in accordance with their terms. Buyer agrees that any origination fees may be shared with or rebated to the Lender. Buyer agrees to pay on demand, all reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Contract or in any way arising out of the protection, assertion, or enforcement of this Contract, whether or not suit is brought. Said fees are recoverable whether incurred in any bankruptcy, insolvency, or receivership proceedings. Buyer shall be further liable for all costs and expenses of any nature whatsoever incurred by Lender in any repossession, recovery, storage, repair, sale, release, or other disposition of the property, plus interest on each of the foregoing at the rate of 18% per annum or such lesser rate as is required by applicable law from the date said costs and expenses are incurred. Buyer hereby appoints Lender as agent for the benefit of Buyer and grants Lender an irrevocable power of attorney to (i) correct obvious errors and fill in such blanks as serial numbers, date of first payment, and similar provisions; (ii) take any and all actions and to execute and file all documents, including, but not limited to, UCC financing statements, necessary to establish, maintain, and continue the perfected security interest of Lender in the Collateral and/or give public notice of the interests of Lender in any collateral that may secure any obligations or indebtedness of Buyer to Lender, in the name of and on behalf of Lender, at Buyer’s sole cost and expense; and (iii) to endorse Buyer’s name to any title application, registration, licensing, and related documents for the purpose of securing certificates of title, registrations, and licenses, if any, issued showing Buyer’s interests in and/or ownership of the Collateral and other equipment. This power of attorney is coupled with an interest and is irrevocable during the term of this Contract. Buyer shall take all actions and execute and file all documents reasonably requested by Lender to establish, maintain, and continue the perfected security interest of Lender. Buyer authorizes Lender or any officer, employee, or designee of Lender or any assignee of Lender or Lender (or any designee of such assignee or Lender) to file a financing statement describing the Collateral, and to file financing statements covering assets of Buyer other than the Collateral, in which assets Buyer grants a security interest to Lender and its affiliates to secure payment of the Indebtedness and all other debts and obligations at any time owing from Buyer to Lender and its affiliates. Buyer shall, within ten (10) days after receipt of notice from Lender, pay all costs and expenses of filing and recording (including the costs of all searches deemed necessary by Lender) to establish, maintain, and determine the validity and priority of Lender’s security interest. Any origination fee may reimburse and/or compensate Seller or Lender for origination of the transactions contemplated in this Contract and may result in profit to Seller and/or Lender. The terms “Buyer,” “Seller,” “Lender,” and “guarantors” shall include heirs, executors, administrators, successors, or assigns of those parties. Buyer certifies they are not subject to any prohibitions under any regulation or orders of the U.S. Dept. of Treasury’s Office of Foreign Assets Control. Buyer also certifies that they do not engage in any transactions prohibited by any U.S. laws. To the extent permitted by applicable law the Buyer and Seller hereby voluntarily and intentionally waive the right either may have to trial by jury in respect to any litigation in connection with this Contract, any other loan document, or actions or statements (whether verbal or written) of any party. This Contract may be executed and delivered by facsimile signature and a facsimile signature shall be treated as an original. Multiple signatures to this Contract delivered separately shall constitute one original Contract. Time is of the essence of this Contract.

Entire Agreement: This Contract, which Buyer acknowledges reading it in its entirely, together with any written riders or amendments executed by both Buyer and Lender, constitutes the entire agreement between the parties concerning the financing of the Equipment. No modification of this Contract shall be enforceable unless included in a written document duly executed by the party charged with such modification.

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Exhibit A-1

Additional Equipment Listing

Customer Name: STINGRAY LOGISTICS LLC	Customer No.: 7630979	Dated as of: 9/25/2013

Year	Make	Model	VIN/Serial Number	Attachment/Body
2013	Heil Co.	Aluminum Trailer	5HTSN4224E7T93088

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